Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PCL Employees Holdings Ltd.

We consent to the use of our report to the Directors dated January 7, 2005, except for notes 23 and 25 which are as of May 18, 2005, as at October 31, 2004 included herein and to the reference to our firm under the heading “Statements by Experts” herein.

/s/ KPMG LLP

Edmonton, Canada
May 18, 2005